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                                                                   EXHIBIT 23.01
                                                                   -------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No.
333-42819, No. 333-46875, No. 333-50623, No. 333-62195, No. 333-71923, No.
333-80965, No. 333-89165, No. 333-33952, No. 333-40344, No. 333-41388, No.
333-45442, No. 333-55398 and No. 333-62492) of HNC Software Inc. of our report dated January 24, 2001, except as to Note 15, to which the date is March 6, 2001, relating to the financial statements of HNC Software Inc., which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP


San Diego, California
February 14, 2002